VSE Corporation Announces Third Quarter 2023 Results
Record Revenue and Profitability for Aviation Segment
Raised Full-Year Revenue Guidance for Aviation Segment
Positive Cash from Operations and Free Cash Flow to Accelerate in the Fourth Quarter

ALEXANDRIA, VIRGINIA, November 1, 2023 - VSE Corporation (NASDAQ: VSEC, "VSE", or the "Company"), a leading provider of aftermarket distribution and maintenance, repair and overhaul ("MRO") services for air and land transportation assets for commercial and government markets, announced today results for the third quarter 2023.

THIRD QUARTER 2023 RESULTS1
(As compared to the Third Quarter 2022; excludes discontinued operations of Federal & Defense segment)

▪Total Revenues of $231.4 million increased 38.2%
▪GAAP Net Income of $12.1 million increased 57.3%
▪GAAP EPS (Diluted) of $0.80 increased 33.3%
▪Adjusted EBITDA of $32.3 million increased 55.6%
▪Adjusted Net Income of $13.8 million increased 74.6%
▪Adjusted EPS (Diluted) of $0.92 increased 48.4%

1 From continuing operations

MANAGEMENT COMMENTARY
“Third quarter results reflected record financial performance in our Aviation segment and continued progress and disciplined revenue growth and customer diversification in our Fleet segment,” said John Cuomo, President and CEO of VSE Corporation. “We delivered our fourth consecutive quarter of record revenue and profit in our Aviation segment, driven by strong program execution, continued market share gains, expansion of our product lines and service capabilities, and robust end-market activity. In our Fleet segment, we continue to grow and scale our commercial business with contributions from our newly opened Memphis distribution center of excellence, all while continuing to grow and support legacy fleets and customers.”

Steve Griffin, CFO of VSE Corporation, commented, “We made strong progress against our financial and operating plans, which drove improved overall margins and cash flow in the third quarter. Our secondary equity offering in July, along with improved cash generation in the third quarter, allowed us to pay down debt and execute on two inorganic strategic growth initiatives, including a transformational investment with Honeywell. Our pro forma net leverage ratio was 3.7x at the end of the third quarter and is on track to improve to below 3.5x by the end of the year, driven by an acceleration in cash generation and strong operating and earnings performance.”

STRATEGIC UPDATE
Acquisition of Honeywell Fuel Control Systems License Agreement
•In October 2023, the Aviation segment announced that it had entered into an asset purchase and perpetual license agreement with Honeywell International Inc. ("Honeywell") to exclusively manufacture and support certain of Honeywell’s fuel control systems on four key engine platforms.
•The new agreement strengthens and expands VSE Aviation's existing exclusive distributor relationship and MRO support for these Honeywell fuel control systems.

Acquisition of Desser Aerospace
•On July 3, 2023, VSE completed the acquisition of Desser Holding Company LLC (“Desser Aerospace”), a global aftermarket solutions provider of specialty distribution and MRO services.
•The acquisition expands and diversifies the Company’s Aviation segment product and MRO capabilities and provides a platform for growth into international markets.

•Desser Aerospace is expected to be fully integrated into the Aviation segment systems, processes, and organization by the end of 2024.

Federal & Defense Segment
•In September 2023, VSE announced a mutual agreement to terminate the sale of the Federal and Defense segment to Bernhard Capital Partners Management LP.
•The Company will continue to pursue the near-term divestiture of the Federal and Defense business segment's assets, and the segment will remain in discontinued operations.

BALANCE SHEET OPTIMIZATION
•In July 2023, VSE completed a follow-on equity offering of 2,846,250 shares of common stock at $48.50 per share ("Offering"), resulting in net cash proceeds of approximately $130 million.
•In July 2023, VSE executed a 3-year fixed interest rate swap (“Swap”) that hedges the variability in interest payments on $100 million of floating rate debt. As of the end of the third quarter and following the execution of the Swap, VSE has hedged an aggregate of $250 million of its variable debt.

THIRD QUARTER SEGMENT RESULTS
Aviation segment revenue increased 48% year-over-year to a record $152.4 million in the third quarter 2023. The year-over-year revenue improvement was attributable to strong program execution of new and existing distribution awards, increased MRO activity, the addition of Desser Aerospace, and robust end-market activity. Aviation distribution and repair revenue increased 46% and 54%, respectively, in the third quarter 2023, versus the prior-year period. The Aviation segment reported operating income of $21.0 million in the third quarter, compared to $10.0 million in the same period of 2022. Segment Adjusted EBITDA increased by 87% in the third quarter to $25.3 million, versus $13.6 million in the prior-year period. Adjusted EBITDA margin was 16.6%, an increase of approximately 340 basis points versus the prior-year period, driven primarily by favorable price and product mix, along with strong MRO revenue growth.

Fleet segment revenue increased 22% year-over-year to $79.0 million in the third quarter 2023. Revenue from commercial customers increased 47% on a year-over-year basis, driven by growth in e-commerce fulfillment and commercial fleet sales. Commercial revenue represented 47% of total Fleet segment revenue in the period, an approximate 800 basis point increase year-over-year. Revenue from the United States Postal Service (USPS) increased approximately 6% on a year-over-year basis, driven by growth of the installed base and increased support of legacy vehicle fleets. The Fleet segment reported operating income of $8.5 million in the third quarter, compared to $6.5 million in the same period of 2022. Segment Adjusted EBITDA increased 5% year-over-year to $9.2 million, and Adjusted EBITDA margin declined approximately 190 basis points to 11.6%, primarily impacted by customer and product mix and under-absorption of fixed costs at the newly launched distribution and e-commerce fulfillment facility.

FINANCIAL RESOURCES AND LIQUIDITY
As of September 30, 2023, the Company had $89 million in cash and unused commitment availability under its $350 million revolving credit facility maturing in 2025. As of September 30, 2023, VSE had total net debt outstanding of $440 million. Pro forma net leverage2 was approximately 3.7 times as of the end of the third quarter.

VSE anticipates the pro forma net leverage ratio to be below 3.5 times by the end of the fourth quarter 2023, following Adjusted EBITDA contribution and accelerated free cash flow generation in the fourth quarter.

In July 2023, the Company amended its credit facility with its lending syndicate in connection with the Desser Aerospace acquisition. The amendment provided for an incremental $90 million Term Loan A and a revision of certain financial covenants of the existing facility.

2 Pro forma net leverage trailing-twelve-month Adjusted EBITDA includes contributions from prior acquisitions and the recent purchase of the Honeywell fuel control license

GUIDANCE
VSE increased its full year 2023 revenue growth and its Adjusted EBITDA margin guidance for its Aviation segment, reaffirmed its revenue growth and Adjusted EBITDA margin guidance for its Fleet segment, and expects positive free cash flow to accelerate in the fourth quarter. The guidance is as follows:
•Aviation segment full year 2023 revenue growth of 30 to 35%, as compared to the prior year
•Aviation segment Adjusted EBITDA margin expected to be at the higher end of the previously provided guidance range of 14 to 16%
•Fleet segment full year 2023 revenue growth of 20 to 25%, as compared to the prior year
•Fleet segment Adjusted EBITDA margin guidance range of 11 to 13%
•The Company expects free cash flow to accelerate in the fourth quarter 2023

THIRD QUARTER RESULTS

	Three months ended September 30,			Nine months ended September 30,
(in thousands, except per share data)	2023	2022	% Change	2023	2022	% Change
Revenues	$231,353	$167,379	38.2%	$625,163	$497,460	25.7%
Operating income	$25,264	$15,109	67.2%	$62,677	$37,663	66.4%
Income from continuing operations	$12,111	$7,699	57.3%	$30,318	$18,743	61.8%
EPS (Diluted)	$0.80	$0.60	33.3%	$2.22	$1.46	52.1%

THIRD QUARTER SEGMENT RESULTS

The following is a summary of revenues and operating income (loss) for the three and nine months ended September 30, 2023 and September 30, 2022:

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2023	2022	% Change	2023	2022	% Change
Revenues:
Aviation	$152,355	$102,625	48.5%	$390,319	$300,934	29.7%
Fleet	78,998	64,754	22.0%	234,844	196,526	19.5%
Total revenues	$231,353	$167,379	38.2%	$625,163	$497,460	25.7%

Operating income (loss):
Aviation	$20,951	$10,017	109.2%	$52,397	$24,089	117.5%
Fleet	8,531	6,539	30.5%	22,284	18,286	21.9%
Corporate/unallocated expenses	(4,218)	(1,447)	191.5%	(12,004)	(4,712)	154.8%
Operating income	$25,264	$15,109	67.2%	$62,677	$37,663	66.4%

The Company reported $4.7 million and $10.8 million of total capital expenditures for three and nine months ended September 30, 2023, respectively.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles ("GAAP"), this earnings release also contains Non-GAAP financial measures. These measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these Non-GAAP measures is included in the supplemental schedules attached.

NON-GAAP FINANCIAL INFORMATION

Reconciliation of Adjusted Income from Continuing Operations and Adjusted EPS to Income from Continuing Operations

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2023	2022	% Change	2023	2022	% Change
Income from continuing operations	$12,111	$7,699	57.3%	$30,318	$18,743	61.8%
Adjustments to income from continuing operations:
Non-recurring professional fees	300	—	—%	300	—	—%
Debt issuance costs	266	—	—%	266	—	—%
Acquisition, integration and restructuring costs	1,700	283	500.7%	3,800	762	398.7%
Russia/Ukraine conflict	—	—	—%	—	2,335	(100.0)%
	14,377	7,982	80.1%	34,684	21,840	58.8%
Tax impact of adjusted items	(566)	(71)	697.2%	(1,090)	(773)	41.0%
Adjusted income from continuing operations	$13,811	$7,911	74.6%	$33,594	$21,067	59.5%
Weighted average dilutive shares	15,050	12,834	17.3%	13,639	12,816	6.4%
Adjusted EPS (Diluted)	$0.92	$0.62	48.4%	$2.46	$1.64	50.0%

Reconciliation of Consolidated EBITDA and Adjusted EBITDA to Income from Continuing Operations

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2023	2022	% Change	2023	2022	% Change
Income from continuing operations	$12,111	$7,699	57.3%	$30,318	$18,743	61.8%
Interest expense	8,459	4,821	75.5%	21,805	12,305	77.2%
Income taxes	4,694	2,589	81.3%	10,554	6,615	59.5%
Amortization of intangible assets	3,203	3,813	(16.0)%	10,743	11,923	(9.9)%
Depreciation and other amortization	1,836	1,551	18.4%	4,869	3,978	22.4%
EBITDA	30,303	20,473	48.0%	78,289	53,564	46.2%
Non-recurring professional fees	300	—	—%	300	—	—%
Acquisition, integration and restructuring costs	1,700	283	500.7%	3,800	762	398.7%
Russia/Ukraine conflict	—	—	—%	—	2,335	(100.0)%
Adjusted EBITDA	$32,303	$20,756	55.6%	$82,389	$56,661	45.4%

Adjusted EBITDA Summary
(in thousands)	Three months ended September 30,			Nine months ended September 30,
	2023	2022	% Change	2023	2022	% Change
Aviation	$25,320	$13,570	86.6%	$63,453	$36,369	74.5%
Fleet	9,193	8,719	5.4%	26,894	25,251	6.5%
Adjusted Corporate expenses (1)	(2,210)	(1,533)	44.2%	(7,958)	(4,959)	60.5%
Adjusted EBITDA	$32,303	$20,756	55.6%	$82,389	$56,661	45.4%

(1) Includes certain adjustments not directly attributable to any of our segments.

Reconciliation of Segment EBITDA and Adjusted EBITDA to Operating Income

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2023	2022	% Change	2023	2022	% Change
Aviation
Operating income	$20,951	$10,017	109.2%	$52,397	$24,089	117.5%
Depreciation and amortization	4,329	3,413	26.8%	11,016	9,558	15.3%
EBITDA	25,280	13,430	88.2%	63,413	33,647	88.5%
Acquisition, integration and restructuring costs	40	140	(71.4)%	40	387	(89.7)%
Russia/Ukraine conflict	—	—	—%	—	2,335	(100.0)%
Adjusted EBITDA	$25,320	$13,570	86.6%	$63,453	$36,369	74.5%

Fleet
Operating income	$8,531	$6,539	30.5%	$22,284	$18,286	21.9%
Depreciation and amortization	662	2,037	(67.5)%	4,452	6,611	(32.7)%
EBITDA	9,193	8,576	7.2%	26,736	24,897	7.4%
Acquisition, integration and restructuring costs	—	143	(100.0)%	158	354	(55.4)%
Adjusted EBITDA	$9,193	$8,719	5.4%	$26,894	$25,251	6.5%

Reconciliation of Operating Cash to Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2023	2022	2023	2022
Net cash used in operating activities	$15,320	$15,932	$(49,771)	$(4,206)
Capital expenditures	(4,658)	(4,670)	(10,795)	(7,416)
Free cash flow	$10,662	$11,262	$(60,566)	$(11,622)

Reconciliation of Debt to Net Debt

	Three months ended
(in thousands)	March 31, 2023	June 30, 2023	September 30, 2023
Principal amount of debt	$353,998	$377,000	$463,500
Debt issuance costs	(2,143)	(1,890)	(2,730)
Cash and cash equivalents	(532)	(4,163)	(20,667)
Net Debt	$351,323	$370,947	$440,103

Net Leverage Ratio

	Three months ended
($ in thousands)	March 31, 2023		June 30, 2023		September 30, 2023
Net Debt	$351,323		$370,947		$440,103
TTM Adjusted EBITDA (1)	$96,160		$99,735		$105,329
Net Leverage Ratio	3.7	x	3.7	x	4.2	x

TTM Adjusted EBITDA Proforma (2)	$97,372		$100,531		$120,080
Pro forma Net Leverage Ratio	3.6	x	3.7	x	3.7	x
(1) TTM Adjusted EBITDA is defined as Adjusted EBITDA for the most recent twelve (12) month period and includes contributions from FDS.
(2) TTM Pro Forma Adjusted EBITDA includes pre-acquisition portion of EBITDA for the trailing twelve months that is not included in historical results.

The non-GAAP Financial Information set forth in this document is not calculated in accordance with GAAP under SEC Regulation G. We consider Adjusted Net Income, Adjusted EPS (Diluted), EBITDA, Adjusted EBITDA, net debt and free cash flow as non-GAAP financial measures and important indicators of performance and useful metrics for management and investors to evaluate our business' ongoing operating performance on a consistent basis across reporting periods. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP. Adjusted Net Income represents Net Income adjusted for acquisition-related costs including any earn-out adjustments, loss on sale of a business entity and certain assets, gain on sale of property, other discrete items, and related tax impact. Adjusted EPS (Diluted) is computed by dividing net income, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding. EBITDA represents net income before interest expense, income taxes, amortization of intangible assets and depreciation and other amortization. Adjusted EBITDA represents EBITDA (as defined above) adjusted for discrete items as identified above. Net debt is defined as total debt less cash and cash equivalents. Free cash flow represents operating cash flow less capital expenditures.
The Company has presented forward-looking statements regarding Adjusted EBITDA margin. This non-GAAP financial measure is derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. We are unable to present a quantitative reconciliation of forward-looking Adjusted EBITDA margin to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's future financial results. This non-GAAP financial measure is a preliminary estimate and is subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material.

CONFERENCE CALL

A conference call will be held Thursday, November 2, 2023 at 8:30 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of VSE’s website at https://ir.vsecorp.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	(844) 826-3035
International Live:	(412) 317-5195
Audio Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1634643&tp_key=a94e85f508

To listen to a replay of the teleconference through November 16, 2023:

Domestic Replay:	(844) 512-2921
International Replay:	(412) 317-6671
Replay PIN Number:	10182410

ABOUT VSE CORPORATION

VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets for government and commercial markets. Core services include MRO services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services. For additional information regarding VSE’s services and products, visit www.vsecorp.com.

AVIATION
Distribution & MRO Services

VSE’s Aviation segment provides aftermarket MRO and distribution services to commercial, business and general aviation, cargo, military/defense and rotorcraft customers globally. Core services include parts distribution, component and engine accessory MRO services, rotable exchange and supply chain services.

FLEET
Distribution & Fleet Services

VSE's Fleet segment provides parts, inventory management, e-commerce fulfillment, logistics, supply chain support and other services to the commercial aftermarket medium- and heavy-duty truck market, the United States Postal Service (USPS), and the United States Department of Defense. Core services include parts distribution, sourcing, IT solutions, customized fleet logistics, warehousing, kitting, just-in-time supply chain management, alternative product sourcing, engineering and technical support.

Please refer to the Form 10-Q that will be filed with the Securities and Exchange Commission (SEC) on or about November 2, 2023 for more details on our third quarter 2023 results. Also, refer to VSE’s Annual Report on Form 10-K for the year ended December 31, 2022 for further information and analysis of VSE’s financial condition and results of operations. VSE encourages investors and others to review the detailed reporting and disclosures contained in VSE’s public filings for additional discussion about the status of customer programs and contract awards, risks, revenue sources and funding, dependence on material customers, and management’s discussion of short- and long-term business challenges and opportunities.

FORWARD LOOKING STATEMENTS

This document contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this document. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, factors identified in our reports filed or expected to be filed with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2022. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward looking-statements, which reflect management's analysis only as of the date hereof. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR CONTACT

Michael Perlman
VP, Investor Relations & Communications
T: (954) 547-0480 M: (561) 281-0247
investors@vsecorp.com

VSE Corporation and Subsidiaries
Unaudited Consolidated Balance Sheets
(in thousands except share and per share amounts)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$20,667	$305
Receivables (net of allowance of $3.5 million and $2.0 million, respectively)	129,113	90,599
Unbilled receivables	6,257	7,409
Inventories	494,368	380,438
Other current assets	21,937	15,202
Current assets held-for-sale	98,021	54,925
Total current assets	770,363	548,878
Property and equipment (net of accumulated depreciation of $35.4 million and $30.7 million, respectively)	53,269	40,501
Intangible assets (net of accumulated amortization of $132.0 million and $121.3 million, respectively)	118,865	86,558
Goodwill	345,726	217,262
Operating lease right-of-use asset	25,166	21,558
Other assets	29,591	29,019
Non-current assets held-for-sale	—	56,013
Total assets	$1,342,980	$999,789

Liabilities and Stockholders' equity
Current liabilities:
Current portion of long-term debt	$19,000	$10,000
Accounts payable	137,788	128,504
Accrued expenses and other current liabilities	33,387	31,889
Dividends payable	1,575	1,282
Current liabilities held-for-sale	60,398	52,929
Total current liabilities	252,148	224,604
Long-term debt, less current portion	441,770	276,300
Deferred compensation	7,470	7,398
Long-term lease obligations under operating leases	21,961	19,154
Deferred tax liabilities	9,671	4,986
Other long-term liabilities	440	—
Non-current liabilities held-for-sale	—	17,821
Total liabilities	733,460	550,263
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.05 per share, authorized 23,000,000 shares; issued and outstanding 15,747,289 and 12,816,613, respectively	787	641
Additional paid-in capital	227,083	92,620
Retained earnings	374,672	351,297
Accumulated other comprehensive loss	6,978	4,968
Total stockholders' equity	609,520	449,526
Total liabilities and stockholders' equity	$1,342,980	$999,789

VSE Corporation and Subsidiaries

Unaudited Consolidated Statements of Income
(in thousands except share and per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Revenues:
Products	$184,691	$136,333	$505,135	$414,505
Services	46,662	31,046	120,028	82,955
Total revenues	231,353	167,379	625,163	497,460

Costs and operating expenses:
Products	160,326	121,620	442,714	372,334
Services	40,004	26,243	102,908	73,768
Selling, general and administrative expenses	2,556	594	6,121	1,772
Amortization of intangible assets	3,203	3,813	10,743	11,923
Total costs and operating expenses	206,089	152,270	562,486	459,797
Operating income	25,264	15,109	62,677	37,663

Interest expense, net	8,459	4,821	21,805	12,305
Income from continuing operations before income taxes	16,805	10,288	40,872	25,358
Provision for income taxes	4,694	2,589	10,554	6,615
Income from continuing operations	12,111	7,699	30,318	18,743
(Loss) income from discontinued operations, net of tax	(2,554)	1,720	(2,789)	4,468
Net income	$9,557	$9,419	$27,529	$23,211

Earnings (loss) per share:
Basic
Continuing operations	$0.81	$0.61	$2.23	$1.47
Discontinued operations	(0.17)	0.13	(0.20)	0.35
	$0.64	$0.74	$2.03	$1.82

Diluted
Continuing operations	$0.80	$0.60	$2.22	$1.46
Discontinued operations	(0.17)	0.13	(0.20)	0.35
	$0.63	$0.73	$2.02	$1.81

Weighted average shares outstanding:
Basic	15,001,908	12,797,727	13,585,391	12,772,731
Diluted	15,050,062	12,834,084	13,639,064	12,816,319

Dividends declared per share	$0.10	$0.10	$0.30	$0.30

VSE Corporation and Subsidiaries

Unaudited Consolidated Statements of Cash Flows
(in thousands)

	For the nine months ended September 30,
	2023	2022
	(a)	(a)
Cash flows from operating activities:
Net income	$27,529	$23,211
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	17,461	18,648
Amortization of debt issuance cost	1,028	629
Deferred taxes	(1,179)	(779)
Stock-based compensation	5,811	3,597
Provision for inventory	742	1,094
Changes in operating assets and liabilities, net of impact of acquisitions:
Receivables, net	(25,304)	(14,506)
Unbilled Receivables, net	5,409	(12,202)
Inventories, net	(60,867)	(28,309)
Other current assets and other assets	2,122	2,812
Operating lease assets and liabilities, net	(262)	(844)
Accounts payable and deferred compensation	(16,717)	(171)
Accrued expenses and other current and noncurrent liabilities	(5,544)	2,614
Net cash used in operating activities	(49,771)	(4,206)
Cash flows from investing activities:
Purchases of property and equipment	(10,795)	(7,416)
Proceeds from the payment on notes receivable	1,557	4,235
Cash paid for acquisitions, net of cash acquired	(218,674)	—
Net cash used in investing activities	(227,912)	(3,181)
Cash flows from financing activities:
Borrowings on bank credit facilities	610,188	358,051
Repayments on bank credit facilities	(435,298)	(345,554)
Proceeds from issuance of common stock	129,566	486
Earn-out obligation payments	—	(1,250)
Payment of debt financing costs	(1,448)	—
Payment of taxes for equity transactions	(1,113)	(942)
Dividends paid	(3,861)	(3,832)
Net cash provided by financing activities	298,034	6,959
Net increase (decrease) in cash and cash equivalents	20,351	(428)
Cash and cash equivalents, beginning of period	478	518
Cash and cash equivalents, end of period	$20,829	$90

(a) The cash flows related to discontinued operations and held-for-sale assets and liabilities have not been segregated, and remain included in the major classes of assets and liabilities. Accordingly, the Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.